Exhibit 99.1

UTSTARCOM RELEASES SECOND QUARTER 2006 FINANCIAL RESULTS

Second Quarter Revenues of $549.1 Million, Gross Margins of 19.9%, and Loss per Share of ($0.18)

Positive Cash Flow from Operations of Approximately $25 Million in the Second Quarter

ALAMEDA, Calif., August 9, 2006 — UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP-based, end-to-end networking solutions and services, today reported financial results for the second quarter of 2006.

Net sales for the second quarter of 2006 were $549.1 million.  Gross margins for the second quarter were 19.9% and GAAP net loss for the quarter was $21.4 million, or a loss of ($0.18) per share.

“We are pleased that we continue to demonstrate progress each quarter,” stated Fran Barton, executive vice president and chief financial officer of UTStarcom. “We believe we are making meaningful improvements to position the company for long-term profitable growth.”

The Company’s cash balance was approximately $647 million at the end of the second quarter, reflecting approximately $25 million of positive cash flow from operations, offset by approximately $50 million used to pay down short-term debt in the quarter.

“We are seeing real demand for our technology on a worldwide basis and are particularly encouraged by the interest in our IPTV solution which is showing initial traction in China, India and Latin America,” added Hong Lu, chief executive officer of UTStarcom.  “We believe that our global leadership in IPTV is based on the superiority of our architecture and the significant lead in time-to-market.”

Consolidated Third Quarter 2006 Guidance

Total Revenues:	Approximately $590-$625 million
Gross Profit Margin:	Total Company: 16.5-18.5%
Operating Expenses:	Approximately: $135-$140 million, including approximately $4 million in expenses associated with stock compensation
GAAP EPS:	Loss of approximately ($0.23) to ($0.33)

Conference Call

The Company will conduct a conference call, which is open to the public, to discuss these results. The call will take place today, August 9, 2006 at 1:30 p.m. (PST). The conference call dial-in numbers are as follows: United States — 888-398-3046; International — 706-634-2492.

A replay of the call will be available from approximately 5:30 p.m. (PST) on August 9, 2006 to 11:59 p.m. (PST) on August 16, 2006. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 3775097.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through UTStarcom’s Web site at: www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The company sells its broadband, wireless, and handset solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in the United States, China, Korea and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements, including the foregoing statements regarding the anticipated continued improvement in the Company’s financial results and long-term profitable growth, and the guidance given for anticipated total revenues, gross profit margin, operating expenses (including expenses associated with stock compensation) and earnings per share for the third quarter of 2006.  These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risk factors include rapidly changing technology, the changing nature of global telecommunications markets, the termination of significant contracts, the direction and results of future research and development efforts, evolving product and applications standards, reduction or delays in system deployments, product transitions, potential non-realization of backlog, changes in demand for and acceptance of the Company’s products, general adverse economic conditions, and trends and uncertainties such as changes in government regulation and licensing requirements. The Company also refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Company Contact

Chesha Kamieniecki
Director of Investor Relations
UTStarcom, Inc.
(510) 749-1560

UTStarcom, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30,	December 31,
ASSETS	2006	2005
Current assets:
Cash, cash equivalents and short-term investments	$657,613	$658,837
Accounts receivable, net	424,617	522,964
Notes receivable	11,593	2,065
Inventories	455,015	425,955
Deferred costs/Inventories at customer sites under contracts	256,812	239,876
Prepaids	60,085	61,795
Short-term restricted cash and investments	71,119	53,680
Other current assets	34,092	37,267
Total current assets	1,970,946	2,002,439
Property, plant and equipment, net	216,325	233,403
Long-term investments	29,824	26,023
Goodwill	3,063	3,063
Intangible assets, net	65,568	75,313
Other long-term assets	31,092	25,811
Total assets	$2,316,818	$2,366,052

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363,097	$320,677
Short-term debt	122,587	198,826
Income taxes payable	37,101	33,608
Customer advances	291,964	221,301
Deferred revenue	66,776	69,030
Other current liabilities	218,194	289,867
Total current liabilities	1,099,719	1,133,309

Long-term debt	274,900	274,900
Other long-term liabilities	27,470	20,958

Total liabilities	1,402,089	1,429,167

Minority interest in consolidated subsidiaries	7,593	8,338
Stockholders’ equity:
Common stock: $0.00125 par value; authorized: 750,000,000 shares; issued and outstanding: 120,618,764 and 120,585,158 at June 30, 2006 and December 31, 2005, respectively	152	152
Additional paid-in capital	1,171,175	1,168,166
Deferred stock compensation	—	(3,493)
Accumulated deficit	(285,252)	(253,174)
Accumulated other comprehensive income	21,061	16,896
Total stockholders’ equity	907,136	928,547
Total liabilities, minority interest and stockholders’ equity	$2,316,818	$2,366,052

UTStarcom, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
		As restated		As restated
Net sales	$549,146	$719,759	$1,145,717	$1,621,643
Cost of net sales	439,860	607,621	913,977	1,272,081
Gross profit	109,286	112,138	231,740	349,562

Operating expenses:
Selling, general and administrative	82,423	103,009	165,593	212,020
Research and development	46,743	65,621	93,052	131,881
Amortization of intangible assets	4,821	6,776	9,746	13,748
In-process research and development	—	660	—	660
Restructuring costs	—	15,127	—	15,127
Total operating expenses	133,987	191,193	268,391	373,436

Operating loss	(24,701)	(79,055)	(36,651)	(23,874)

Interest income (expense), net	781	(3,259)	812	(6,188)
Other income, net	6,887	8,867	10,454	2,020
Loss before income taxes, minority interest and equity in loss of affiliated companies	(17,033)	(73,447)	(25,385)	(28,042)
Income tax expense	(4,669)	(240)	(7,508)	(7,920)
Minority interest in losses of consolidated subsidiaries	259	313	815	91
Equity in loss of affiliated companies	—	(574)	—	(1,033)
Net loss	$(21,443)	$(73,948)	$(32,078)	$(36,904)

Loss per share - Basic and diluted	$(0.18)	$(0.64)	$(0.27)	$(0.32)

Weighted average shares used in per-share calculation:
- Basic and diluted	120,608	114,880	120,604	114,702

UTStarcom, Inc.
Condensed Consolidated Statement of Cash Flows
(in thousands)
(Unaudited)

	Six months ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:		As restated
Net loss	$(32,078)	$(36,904)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,653	51,411
Loss on sale and disposal of assets	2,169	3,684
Loss on asset impairment	—	6,739
Stock compensation expense	8,769	1,153
Provision for doubtful accounts	3,133	33,609
Provision for inventory reserve	5,978	28,241
Deferred income taxes	—	97,466
Gain on extinguishment of debt	—	(11,094)
Other	(2,930)	2,768
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	97,596	(74,915)
Inventories	(36,916)	41,929
Deferred costs/Inventories at customer sites under contracts	(13,677)	(31,966)
Other current and non-current assets	(7,784)	58,378
Accounts payable	39,693	24,830
Income taxes payable	3,438	(140,379)
Customer advances	69,280	(225,238)
Deferred revenue	(2,699)	19,892
Other current liabilities	(89,469)	11,035
Net cash provided by (used in) operating activities	79,156	(139,361)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(12,288)	(46,325)
Investment in affiliates, net of cash acquired	(302)	(2,550)
Purchase of business, net of cash acquired	—	(23,806)
Proceeds from sale of business	19,965	—
Proceeds from disposal of property	—	663
Change in restricted cash and investments	(19,994)	2,708
Purchase of short-term investments	(21,810)	(123,768)
Proceeds from sale of short-term investments	25,588	228,649
Other	1,672	(750)
Net cash (used in) provided by investing activities	(7,169)	34,821
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing	62,545	278,381
Payments on borrowings	(140,053)	(373,081)
Cash paid to extinguish debt	—	(15,781)
Other	1,967	4,579
Net cash used in financing activities	(75,541)	(105,902)
Effect of exchange rate changes on cash and cash equivalents	5,257	(1,766)
Net increase (decrease) in cash and cash equivalents	1,703	(212,208)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	645,571	562,532
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$647,274	$350,324

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$4,596	$8,179
Income taxes	$3,529	$11,387
Non-cash operating activity
Accounts receivable transferred to notes receivable	$15,376	$34,551
Property, plant and equipment exchanged for long-term investment	$5,500	$—